Exhibit 77(q)(1)


                                    EXHIBITS

(a)(1) Form of Articles of Supplementary to the Registrant's Articles of Incorporation - filed as an exhibit to Post-Effective Amendment No. 12 to the Registrant's Form N-1A Registration Statement on November 9, 2001 and incorporated herein by reference.

(a)(2) Form of Articles of Amendment to the Registrant's Articles of Incorporation - filed as an exhibit to Post-Effective Amendment No. 14 to the Registrant's Form N-1A Registration Statement on February 27, 2002 and incorporated herein by reference.

(d) Form of Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3 of the Investment Company Act of 1940 - filed as an exhibit to Post-Effective Amendment No. 12 to the Registrant's Form N-1A Registration Statement on November 9, 2001 and incorporated herein by reference.